Exhibit 99.1

Granite Reports First Quarter 2021 Results

•	Revenue of $669.9 million, up 5.3% year-over-year
•	Gross profit of $63.3 million, up 166.1% year-over-year
•	Committed and Awarded Projects ("CAP") (1) of $4.45 billion, up 4% over the fourth quarter of 2020
•	Operating cash flow of $38.1 million, up $58.2 million year-over-year

WATSONVILLE, Calif. (May 7, 2021) - Granite Construction Incorporated (NYSE: GVA) today announced results for the first quarter ended March 31, 2021.

First Quarter 2021 Results

Results for the first quarter of 2021 were a net loss of ($66.2) million, or ($1.45) per diluted share, compared to a net loss of ($65.4) million, or ($1.44) per diluted share, in the prior year.  Adjusted net loss(2) for the first quarter of 2021, which excludes other costs(3), non-cash impairments of goodwill, Transaction costs(4), and amortization of debt discount related to our 2.75% convertible notes, was ($4.9) million, or ($0.11) per diluted share, compared to an adjusted net loss(2) of ($31.6) million, or ($0.69) per diluted share, in the prior year.

•	Revenue increased 5.3% to $669.9 million compared to $635.9 million in the prior year.
•	Gross profit increased 166.1% to $63.3 million compared to $23.8 million in the prior year. Gross profit margin increased to 9.5% compared to 3.7% in the prior year.
•	Selling, general & administrative ("SG&A") expenses were $75.7 million or 11.3% of revenue, compared to $73.2 million or 11.5% of revenue in the prior year. The increase was primarily attributable to a change in the fair market value of our Non-Qualified Deferred Compensation plan liability of $5.3 million year-over-year, which is primarily offset in other (income) expense, net.
•	Adjusted EBITDA(2) was $16.9 million compared to ($18.4) million in the prior year.
•	CAP(1) totaled $4.45 billion, up slightly year-over-year and up 4% compared to the fourth quarter of 2020.
•	Operating cash flow increased $58.2 million to $38.1 million compared to ($20.1) million in the prior year.
•	Cash and marketable securities increased $216.6 million to $464.2 million compared to $247.6 million in the prior year, while debt decreased $23.8 million to $340.3 million compared to $364.2 million in the prior year.

“Building on momentum from 2020 to 2021, Granite completed a strong first quarter,” said Kyle Larkin, Granite President. “In our seasonally slowest quarter, we realized continued improvement in the Transportation segment with minimal losses in the Heavy Civil Operating Group Old Risk Portfolio(5) and significant improvement in gross profit in our Specialty segment.  We continued to build cash and marketable securities through positive operating cash flow and our balance sheet position remains strong even after considering the previously disclosed settlement agreement.  This settlement marks another significant milestone for Granite as we move forward.”

“Additionally, we are encouraged by the bidding activity across the company during the first quarter,” continued Larkin. “Our major markets are healthy with robust opportunities.  We are optimistic that the federal government will continue to work towards an infrastructure plan this year, which should only strengthen the environment.”

(1) CAP is comprised of contract backlog (unearned revenue and other awards), as well as awarded construction management/general contractor, construction manager at-risk, and progressive design build projects not yet included in contract backlog.

(2) Adjusted net income (loss), adjusted diluted income (loss) per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. Please refer to the description and reconciliation of non-GAAP measures in the attached tables.

(3) Other costs includes the settlement charge, legal and accounting investigation fees, integration expenses related to the acquisition of the Layne Christensen Company (“Layne”) and restructuring charges related to our Heavy Civil Operating Group.

(4) Transaction costs includes acquired intangible amortization expenses and acquisition related depreciation related to the acquisition of Layne and LiquiForce.

(5) The Heavy Civil Operating Group Old Risk Portfolio include projects with risk criteria that do not align with Granite's new project selection criteria for the Heavy Civil Operating Group.

First Quarter 2021 Segment Results (Unaudited - dollars in thousands)

Transportation Segment
Three Months Ended March 31,	2021	2020	Change
Revenue	$351,029	$350,901	$128	0.0%
Gross profit	$35,866	$25,369	$10,497	41.4%
Gross profit as a percent of revenue	10.2%	7.2%

March 31,	2021	2020	Change
Committed and Awarded Projects	$3,028,893	$3,487,609	$(458,716)	(13.2)%

Transportation revenue was flat year-over-year with a revenue increase from the California Operating Group offsetting a decrease in revenue from the Heavy Civil Operating Group.  Gross profit increased year-over-year primarily due to a decrease in losses from the Heavy Civil Operating Group Old Risk Portfolio.  In the first quarter of 2021, the Heavy Civil Operating Group Old Risk Portfolio recognized revenue of $104.1 million and a gross loss of ($0.7) million compared to $116.2 million of revenue and a gross loss of ($13.0) million in the first quarter of 2020.

Segment CAP totaled $3.0 billion as of March 31, 2021, which is a decrease of $458.7 million year-over-year primarily due to a decrease in Heavy Civil Operating Group Transportation CAP of $547.3 million.

Water Segment
Three Months Ended March 31,	2021	2020	Change
Revenue	$99,753	$101,657	$(1,904)	(1.9)%
Gross profit	$8,566	$9,347	$(781)	(8.4)%
Gross profit as a percent of revenue	8.6%	9.2%

March 31,	2021	2020	Change
Committed and Awarded Projects	$339,030	$241,161	$97,869	40.6%

Water revenue decreased slightly as the recovery of the Water and Mineral Services Operating Group continued to build momentum as COVID-19 restrictions lessen.  This decrease was partially offset by an increase in revenue in the California Operating Group, which began the year with higher CAP.  Gross profit declined primarily due to a temporary increase in resin costs in our cured-in-place-pipe trenchless rehabilitation business.

Segment CAP increased to $339.0 million as of March 31, 2021, primarily reflecting new awards in the Water and Mineral Services Operating Group.

Specialty Segment
Three Months Ended March 31,	2021	2020	Change
Revenue	$155,674	$133,039	$22,635	17.0%
Gross profit (loss)	$17,325	$(10,719)	$28,044	261.6%
Gross profit (loss) as a percent of revenue	11.1%	(8.1)%

March 31,	2021	2020	Change
Committed and Awarded Projects	$1,083,971	$700,588	$383,383	54.7%

Specialty revenue increased due primarily to site development work performed by the Heavy Civil Operating Group.  Gross profit increased in 2021 as a result of the absence of a significant write down related to a dispute on a tunneling project which occurred in the first quarter of 2020.

Specialty segment CAP totaled $1.1 billion as of March 31, 2021, driven by a $267 million tunnel project and site development projects in the private and public markets which were booked into CAP in the fourth quarter of 2020 and first quarter of 2021.

Materials Segment
Three Months Ended March 31,	2021	2020	Change
Revenue	$63,457	$50,330	$13,127	26.1%
Gross profit (loss)	$1,561	$(198)	$1,759	888.4%
Gross profit (loss) as a percent of revenue	2.5%	(0.4)%

Materials revenue and gross profit increased year over year primarily due to higher sales volumes in both aggregates and asphalt across the California and Northwest Operating Groups as the Groups were aided by favorable weather during the quarter.

Outlook

The Company reaffirms our guidance for 2021:

- Low- to mid-single digit revenue growth

- Adjusted EBITDA margin of 5.5% to 7.5%

Conference Call

Granite will conduct a conference call today, May 7, 2021, at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time to discuss the results of the three months ended March 31, 2021. The Company invites investors to listen to a live audio webcast on its Investor Relations website, https://investor.graniteconstruction.com. The live call is available by calling 1-866-807-9684; international callers may dial 1-412-317-5415. An archive of the webcast will be available on the website approximately one hour after the call. A replay will be available after the live call through May 14, 2021, by calling 1-877-344-7529, replay access code 10155456; international callers may dial 1-412-317-0088.

About Granite

Granite is America’s Infrastructure Company™. Incorporated since 1922, Granite (NYSE:GVA) is one of the largest diversified construction and construction materials companies in the United States as well as a full-suite provider in the transportation, water infrastructure and mineral exploration markets. Granite’s Code of Conduct and strong Core Values guide the Company and its employees to uphold the highest ethical standards. Granite is an industry leader in safety and an award-winning firm in quality and sustainability. For more information, visit the Granite website, and connect with Granite on LinkedIn, Twitter, Facebook and Instagram.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, backlog, Committed and Awarded Projects (“CAP”), results and the settlement agreement, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, outlook, guidance, backlog, CAP, results and the settlement agreement. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, court approval of the settlement agreement and those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands, except share and per share data)

	March 31, 2021	December 31, 2020	March 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$452,928	$436,136	$242,604
Short-term marketable securities	—	—	5,000
Receivables, net	475,160	540,812	477,718
Contract assets	185,220	164,939	226,518
Inventories	86,611	82,362	98,765
Equity in construction joint ventures	186,536	188,798	190,458
Other current assets	64,286	42,199	60,001
Total current assets	1,450,741	1,455,246	1,301,064
Property and equipment, net	528,173	527,016	534,958
Long-term marketable securities	11,300	5,200	—
Investments in affiliates	75,159	75,287	73,249
Goodwill	116,807	116,777	248,339
Right of use assets	57,050	62,256	72,945
Deferred income taxes, net	41,361	41,839	51,675
Other noncurrent assets	93,093	96,375	102,145
Total assets	$2,373,684	$2,379,996	$2,384,375

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$8,700	$8,278	$8,253
Accounts payable	306,834	359,160	312,105
Contract liabilities	160,149	171,321	133,811
Accrued expenses and other current liabilities	524,452	404,497	355,393
Total current liabilities	1,000,135	943,256	809,562
Long-term debt	331,647	330,522	355,911
Long-term lease liabilities	41,707	46,769	57,985
Deferred income taxes, net	3,167	3,155	3,318
Other long-term liabilities	65,833	64,684	57,795
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding: 45,791,712 shares as of March 31, 2021, 45,668,541 shares as of December 31, 2020 and 45,592,292 shares as of March 31, 2020	458	457	457
Additional paid-in capital	554,186	555,407	551,189
Accumulated other comprehensive loss	(3,714)	(5,035)	(6,538)
Retained earnings	352,610	424,835	522,639
Total Granite Construction Incorporated shareholders’ equity	903,540	975,664	1,067,747
Non-controlling interests	27,655	15,946	32,057
Total equity	931,195	991,610	1,099,804
Total liabilities and equity	$2,373,684	$2,379,996	$2,384,375

GRANITE CONSTRUCTION INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - in thousands, except per share data)

Three Months Ended March 31,	2021	2020
Revenue
Transportation	$351,029	$350,901
Water	99,753	101,657
Specialty	155,674	133,039
Materials	63,457	50,330
Total revenue	669,913	635,927
Cost of revenue
Transportation	315,163	325,532
Water	91,187	92,310
Specialty	138,349	143,758
Materials	61,896	50,528
Total cost of revenue	606,595	612,128
Gross profit	63,318	23,799
Selling, general and administrative expenses	75,728	73,216
Non-cash impairment charges	—	24,413
Other costs	75,835	5,165
Gain on sales of property and equipment	(2,554)	(623)
Operating loss	(85,691)	(78,372)
Other (income) expense
Interest income	(256)	(1,291)
Interest expense	5,381	4,994
Equity in income of affiliates, net	(1,808)	(46)
Other (income) expense, net	(1,230)	5,219
Total other expense	2,087	8,876
Loss before benefit from income taxes	(87,778)	(87,248)
Benefit from income taxes	(22,455)	(14,710)
Net loss	(65,323)	(72,538)
Amount attributable to non-controlling interests	(872)	7,168
Net loss attributable to Granite Construction Incorporated	$(66,195)	$(65,370)

Net loss per share attributable to common shareholders
Basic	$(1.45)	$(1.44)
Diluted	$(1.45)	$(1.44)
Weighted average shares of common stock
Basic	45,697	45,520
Diluted	45,697	45,520
Dividends per common share	$0.13	$0.13

GRANITE CONSTRUCTION INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

Three Months Ended March 31,	2021	2020
Operating activities
Net loss	$(65,323)	$(72,538)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	24,581	28,447
Amortization related to the 2.75% Convertible Notes	2,314	2,463
Gain on sales of property and equipment, net	(2,554)	(623)
Stock-based compensation	1,065	2,398
Equity in net (income) loss from unconsolidated joint ventures	(418)	11,816
Non-cash impairment charges	—	24,413
Changes in assets and liabilities	78,422	(16,501)
Net cash provided by (used in) operating activities	38,087	(20,125)
Investing activities
(Purchases) maturities of marketable securities	(5,000)	5,000
Proceeds from called marketable securities	—	20,000
Purchases of property and equipment	(18,777)	(21,435)
Proceeds from sales of property and equipment	3,004	3,865
Other investing activities, net	4,470	(1,528)
Net cash (used in) provided by investing activities	(16,303)	5,902
Financing activities
Debt principal repayments	(2,150)	(2,105)
Cash dividends paid	(5,937)	(5,915)
Repurchases of common stock	(2,299)	(653)
Contributions from non-controlling partners	8,361	3,750
Distributions to non-controlling partners	(2,902)	(1,470)
Other financing activities, net	(65)	(7)
Net cash used in financing activities	(4,992)	(6,400)
Net increase (decrease) in cash, cash equivalents and restricted cash	16,792	(20,623)
Cash, cash equivalents and $1,512 and $5,835 in restricted cash at beginning of period	437,648	268,108
Cash, cash equivalents and $1,512 and $4,881 in restricted cash at end of period	$454,440	$247,485

Non-GAAP Financial Information

The tables below contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Specifically, management believes that non-GAAP financial measures such as EBITDA and EBITDA margin are useful in evaluating operating performance and are regularly used by securities analysts, institutional investors and other interested parties, and that such supplemental measures facilitate comparisons between companies that have different capital and financing structures and/or tax rates. We are also providing adjusted EBITDA and adjusted EBITDA margin non-GAAP measures to indicate the impact of:

•	Other costs which includes the settlement charge, legal and accounting investigation fees, integration expenses related to the acquisition of the Layne Christensen Company (“Layne”) and restructuring charges related to our Heavy Civil Operating Group;
•	Non-cash impairments related to goodwill and investments in affiliates in 2020;

We provide adjusted loss before benefit from income taxes, adjusted benefit from income taxes, adjusted net loss attributable to Granite Construction Incorporated and adjusted diluted net loss per share, non-GAAP measures, to indicate the impact of the following:

•	Other costs which includes the settlement charge, legal and accounting investigation fees, integration expenses related to the acquisition of the Layne and restructuring charges related to our Heavy Civil Operating Group;
•	Non-cash impairments related to goodwill and investments in affiliates in 2020;
•	Transaction costs which includes acquired intangible amortization expenses and acquisition related depreciation related to the acquisition of Layne and LiquiForce; and
•	Amortization of debt discount related to our 2.75% convertible notes.

Management believes that these additional non-GAAP financial measures facilitate comparisons between industry peer companies and management uses these non-GAAP financial measures in evaluating the Company's performance. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with U.S. GAAP. Items that may have a significant impact on the Company's financial position, results of operations and cash flows must be considered when assessing the Company's actual financial condition and performance regardless of whether these items are included in non-GAAP financial measures. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies. The Company does not provide a reconciliation of forward-looking adjusted EBITDA margin to the most directly comparable forward-looking GAAP measure of net income (loss) attributable to Granite Construction Incorporated because the timing and amount of the excluded items are unreasonably difficult to fully and accurately estimate.

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)
Three Months Ended March 31,	2021	2020
Net loss attributable to Granite Construction Incorporated	$(66,195)	$(65,370)
Depreciation, depletion and amortization expense(2)	24,581	28,447
Benefit from income taxes	(22,455)	(14,710)
Interest expense, net of interest income	5,125	3,703
EBITDA(1)	$(58,944)	$(47,930)
EBITDA margin(1)(3)	(8.8)%	(7.5)%

Other costs	$75,835	$5,165
Non-cash impairment charges	—	24,413
Adjusted EBITDA(1)	$16,891	$(18,352)
Adjusted EBITDA margin(1)(3)	2.5%	(2.9)%

(1) We define EBITDA as U.S. GAAP net loss attributable to Granite Construction Incorporated, adjusted for net interest expense, taxes, depreciation, depletion and amortization. Adjusted EBITDA and adjusted EBITDA margin exclude the impact of other costs and non-cash impairment charges.

(2) Amount includes the sum of depreciation, depletion and amortization which are classified as cost of revenue and selling, general and administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3) Represents EBITDA and Adjusted EBITDA divided by consolidated revenue of $0.7 billion and $0.6 billion for the three months ended March 31, 2021 and 2020, respectively.

GRANITE CONSTRUCTION INCORPORATED

Adjusted Net Loss Reconciliation

(Unaudited - in thousands, except per share data)

Three Months Ended March 31,	2021	2020
Loss before benefit from income taxes	$(87,778)	$(87,248)
Other costs	75,835	5,165
Non-cash impairment charges	—	24,413
Transaction costs	5,250	5,914
Amortization of debt discount	1,715	1,607
Adjusted loss before benefit from income taxes	$(4,978)	$(50,149)

Benefit from income taxes	$(22,455)	$(14,710)
Tax effect of adjusting items(1)	21,528	3,298
Adjusted benefit from income taxes	$(927)	$(11,412)

Net loss attributable to Granite Construction Incorporated	$(66,195)	$(65,370)
After-tax adjusting items	61,272	33,801
Adjusted net loss attributable to Granite Construction Incorporated	$(4,923)	$(31,569)

Diluted net loss per share attributable to common shareholders	$(1.45)	$(1.44)
After-tax adjusting items per share attributable to common shareholders	1.34	0.75
Adjusted diluted net loss per share attributable to common shareholders	$(0.11)	$(0.69)

(1) The tax effect of adjusting items was calculated using the Company’s estimated annual statutory tax rate.

Contacts:

Investors

Wenjun Xu, 831-761-7861

Or

Media

Erin Kuhlman, 831-768-4111

Source: Granite Construction Incorporated